UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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THE SECURITIES EXCHANGE ACT OF 1934

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OneSpaWorld Holdings Limited

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ISS Recommends OneSpaWorld Shareholders Vote “FOR” Proposed Equity Financing

OneSpaWorld Urges All Shareholders to Vote “FOR” Vital $75 Million Equity Financing at June 10 Annual Meeting

Company Reiterates Going Concern Risk If Equity Financing Is Not Approved

Nassau, Bahamas – June 1, 2020 – OneSpaWorld Holdings Limited (NASDAQ: OSW), the pre-eminent global provider of health and wellness products and services on board cruise ships and in destination resorts around the world, today commented on a report by Institutional Shareholder Services Inc. (“ISS”), the leading independent proxy advisory firm, recommending that OSW shareholders vote “FOR” the previously announced $75 million equity financing at the Company’s Annual Meeting of Shareholders on June 10.

“We are pleased ISS recognizes that OSW’s equity financing is in the best interests of shareholders and is necessary to the Company’s ability to continue as a going concern,” said Leonard Fluxman, Executive Chairman. “This financing is required for OSW to fund its operations while its business is impaired due to the COVID-19 pandemic and to remain in compliance with our debt covenant as of June 30, 2020. We urge OSW shareholders to follow this independent recommendation and vote today in favor of Proposals 3 and 4, which also will enable us to quickly restart operations when our cruise line partners resume sailing, facilitate innovation in our service and product offerings and wellness experiences, and position us for long-term operation and growth.”

ISS notes in its report regarding the equity financing that: “there is a risk that other financing alternatives may not be readily available at this point, given limited time for due diligence or registering shares for a public issuance, existing lenders’ purported inflexibility, and the ongoing risk of OSW’s business environment. In consideration of the potential for continued losses in an uncertain environment, and in the absence of a prompt and superior alternative, cautionary support for this item is warranted at this time.”1

On April 30, 2020, OSW entered into a definitive agreement with Steiner Leisure Limited and its affiliates and other investors under which they will invest $75 million in common equity and warrants. The equity financing, which was unanimously approved by a Special Committee of the OSW Board of Directors, is subject to shareholder approval of the private placement proposals (Proposals 3 and 4).

The Special Committee’s reasons for recommending that shareholders approve the equity financing and the proposals to be voted on at the Annual Meeting are set forth in OSW’s definitive proxy statement filed with the SEC on May 22, 2020. OSW has also sent a letter to shareholders and issued an investor presentation explaining why shareholders should approve the equity financing, both of which were filed with the SEC and are available in the Investor Relations section of OneSpaWorld’s website at https://onespaworld.com/investor-relations/.

THE OSW BOARD OF DIRECTORS URGES ALL SHAREHOLDERS TO VOTE “FOR”

THE PRIVATE PLACEMENT PROPOSALS TO PROTECT THEIR INVESTMENT

OSW shareholders are strongly urged to vote “FOR” the private placement proposals (Proposals 3 and 4) today by following the instructions on their proxy card. OSW shareholders may vote by mail or online.

[1]	Permission to use quotation neither sought nor obtained from ISS.

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Stockholders Call Toll Free: (800) 662-5200

E-mail: OSW.info@investor.morrowsodali.com

About OneSpaWorld

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished spas offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 175 cruise ships and at 68 destination resorts around the world. OneSpaWorld holds the leading market position within the fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for more than 50 years.

Forward-Looking Statements

This letter includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may differ from OSW’s actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the impact of the private placement on OSW’s liquidity, OSW’s need to seek additional financing, OSW’s compliance with its credit agreements, OSW’s ability to obtain alternative sources of financing, and other statements that are not historical facts. These statements are based on the current expectations of OSW’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on OSW’s business and its results of operations and liquidity for the foreseeable future; the demand for OSW’s services together with the possibility that OSW may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which OSW operates; changes in consumer preferences or the market for OSW’s services; changes in applicable laws or regulations; the availability of, or competition for, opportunities for expansion of OSW’s business; difficulties of managing growth profitably; the loss of one or more members of OSW’s management team; loss of a major customer and other risks and uncertainties included from time to time in OSW’s reports (including all amendments to those reports) filed with the SEC. OSW cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OSW does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing OSW’s assessments as of any date subsequent to the date of this communication.

Contacts

Investors:

Morrow Sodali, (800) 662-5200

OSW.info@investor.morrowsodali.com

ICR

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

Media:

Sard Verbinnen & Co.

George Sard/Jim Barron/Brooke Gordon

OneSpaWorld-SVC@sardverb.com

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